EXHIBIT 99.1

Keurig Dr Pepper Reports Strong Q3 2022 Results and Reaffirms Guidance for the Year
Company Delivers Strong Net Sales Momentum, with all Business Segments Posting Growth in the Quarter

BURLINGTON, MA and FRISCO, TX (October 27, 2022) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported strong results for the third quarter ended September 30, 2022 and reaffirmed its full-year guidance for constant currency net sales growth in the low-double-digit range and Adjusted EPS growth in the mid-single-digit range.

	Reported GAAP Basis		Adjusted Basis[1]
	Q3	YTD 2022	Q3	YTD
Net Sales	$3.62 bn	$10.25 bn	$3.62 bn	$10.25 bn
% vs prior year	11.4%	10.4%	11.8%	10.6%
Diluted EPS	$0.13	$0.69	$0.46	$1.18
% vs prior year	(64.9)%	(24.2)%	4.5%	2.6%

Commenting on the announcement, CEO Ozan Dokmecioglu stated, “The third quarter was another strong one for KDP, as we again demonstrated the advantages of our all-weather business model, which has proven adept at performing well in an evolving macro environment to meet the needs of consumers. While the macro landscape remains challenging, our cold beverages portfolio continues to perform exceptionally well, with strong in-market execution and increased marketing investment driving consistent growth in LRB market share. At the same time, our coffee business has steadily recovered from the significant supply chain disruption earlier this year and is poised to deliver strong sales and earnings growth in the fourth quarter.”
Third Quarter Consolidated Results
Net sales for the third quarter of 2022 increased 11.4% to $3.62 billion, compared to $3.25 billion in the year-ago period and, on a constant currency basis, net sales advanced 11.8%. All four segments grew sales during the quarter. Driving the consolidated net sales growth was favorable net price realization of 12.1%, only slightly offset by lower volume/mix of 0.3%, reflecting the strength of the portfolio and continued strong in-market execution.
KDP in-market performance in the Liquid Refreshment Beverages (LRB) category remained strong in the quarter, with retail dollar consumption2 advancing 11.2% and total LRB dollar share posting another quarter of growth, largely reflecting strength in premium unflavored waters, seltzers, teas, apple juice and fruit drinks, combined with continued solid performance in CSDs3. This performance was driven by CORE Hydration, Polar seltzers, Snapple, Mott’s, Hawaiian Punch and Dr Pepper, Crush, Canada Dry, A&W and Squirt CSDs.
In coffee, retail dollar consumption of single-serve pods manufactured by KDP increased 4.0% in IRi tracked channels, led by higher pricing in both KDP owned and licensed and partner brands, with stronger growth registered in untracked channels. KDP Manufactured share remained strong at 81.7% in the quarter.

__________________________________
1Adjusted financial metrics presented in this release are non-GAAP and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.
2Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 9/25/2022.
3CSDs refer to “Carbonated Soft Drinks”.

GAAP operating income in the third quarter of 2022 decreased 50.4% to $394 million, compared to $795 million in the year-ago period, primarily reflecting a $311 million non-cash impairment charge in the current quarter on the Bai brand. Also impacting results in the quarter was higher gross profit, partially offset by continued broad-based inflationary pressures and increased marketing investment.
Adjusted operating income increased 2.0% in the quarter to $947 million, fueled by 8.6% growth in Adjusted gross profit, partially offset by continued broad-based inflationary pressures in transportation, warehousing and retail labor, as well as increased marketing investment. On a percent of net sales basis, Adjusted operating income was 26.1%.
GAAP net income in the third quarter of 2022 decreased 66.0% to $180 million, or $0.13 per diluted share, compared to $530 million, or $0.37 per diluted share, in the year-ago period. This performance primarily reflected the unfavorable year-over-year impact of items affecting comparability.
Adjusted net income in the quarter advanced 4.3% to $656 million, driven by the growth in Adjusted operating income and reduced interest expense. Adjusted diluted EPS in the quarter increased 4.5% to $0.46, compared to $0.44 in the year-ago period.
Operating cash flow in the third quarter of 2022 declined slightly to $759 million, while free cash flow increased slightly to $686 million.
On September 14, 2022, the Company announced a 6.7% increase in its annualized dividend rate to $0.80 per share, from $0.75 per share, effective with the Company’s regular dividend that was payable on its common stock on October 14, 2022.
Third Quarter Segment Results
Coffee Systems
Net sales for the third quarter of 2022 increased 4.7% to $1.21 billion, compared to $1.16 billion in the year-ago period and, on a constant currency basis, net sales advanced 5.2%. The constant currency net sales growth was driven by a 7.8% increase in net price realization, partially offset by a 2.6% decrease in volume/mix.
The higher net price realization of 7.8% in the quarter was primarily driven by pricing actions taken in late 2021 and the second quarter of 2022, while the volume/mix decrease of 2.6% was due to pod shipment growth of 3.5%, more than offset by a brewer shipment decline of 15%. The brewer performance is consistent with the Company’s expectation of returning to its long-term target of adding two million new households into the Keurig system in 2022, which now requires selling fewer brewers than the COVID-driven, elevated level of three million new households having been added in each of the prior two years.
GAAP operating income in the third quarter of 2022 decreased 19.2% to $295 million, compared to $365 million in the year-ago period. This performance largely reflected broad-based inflationary pressure, primarily in green coffee costs, which reached the highest level of the year for KDP due to timing of the Company’s hedges. Also impacting the results was the unfavorable year-over-year impact of items affecting comparability. Partially offsetting these factors were the benefits of the net sales growth and productivity. Adjusted operating income decreased 15.7% to $343 million and, on a percent of net sales basis, totaled 28.4%.

Packaged Beverages
Net sales for the third quarter of 2022 increased 13.5% to $1.76 billion, compared to $1.55 billion in the year-ago period and, on a constant currency basis, net sales advanced 13.6%. This strong and balanced performance was driven by higher net price realization of 13.6%, with volume/mix even with year-ago, reflecting the strength of the portfolio and continued strong in-market execution. Broad-based strength across the portfolio was led by CSDs, Snapple, Mott’s, CORE Hydration, Hawaiian Punch, Evian and Polar seltzers.
GAAP operating income in the third quarter of 2022 decreased 96.6% to $10 million, compared to $291 million in the year-ago period, primarily reflecting the unfavorable year-over-year impact of items affecting comparability, including the aforementioned $311 million non-cash impairment charge on the Bai brand. Also impacting the performance was the strong net sales growth and productivity that more than offset broad-based inflation and significantly higher marketing investment in the period. Adjusted operating income increased 7.9% to $340 million and, on a percent of net sales basis, totaled 19.4%.
Beverage Concentrates
Net sales for the third quarter of 2022 increased 17.1% to $459 million, compared to $392 million in the year-ago period and, on a constant currency basis, advanced 17.3%. This strong and balanced net sales performance was driven by higher net price realization of 16.6% and favorable volume/mix of 0.7%, reflecting the ongoing strength of the portfolio.
Total shipment volume was essentially even with the year-ago period, reflecting increases in Dr Pepper and Crush, largely offset by declines in Schweppes and A&W. Bottler case sales volume in the quarter declined 1.0% versus the year-ago period.
GAAP operating income in the third quarter of 2022 increased 20.9% to $347 million, compared to $287 million in the year-ago period, primarily reflecting the strong net sales performance and lower marketing, partially offset by broad-based inflation. Adjusted operating income increased 21.0% to $350 million and, on a percent of net sales basis, totaled 76.3%.
Latin America Beverages
Net sales for the third quarter of 2022 increased 26.9% to $198 million, compared to net sales of $156 million in the year-ago period and, on a constant currency basis, advanced 28.8%. This strong and balanced performance was driven by higher net price realization of 17.3% and increased volume/mix of 11.5%, reflecting the strength of the portfolio and continued strong in-market execution. Leading the net sales growth were Peñafiel, Clamato, Mott’s and Squirt.
GAAP operating income in the third quarter of 2022 increased 5.4% to $39 million, compared to $37 million in the year-ago period, reflecting the strong net sales growth and productivity, partially offset by broad-based inflationary pressures, significantly higher marketing investment and the unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 13.5% to $41 million and, on a percent of net sales basis, totaled 20.7%.
During the quarter, KDP announced a strategic partnership with Red Bull, the iconic global energy brand, to sell and distribute Red Bull in Mexico. The partnership leverages KDP’s powerful distribution network in Mexico to expand availability of Red Bull in the country. This agreement furthers KDP’s commitment to win-win partnerships and is expected to strengthen the company’s energy category position, improve its go-to-market scale and drive efficiencies over time.

KDP 2022 Guidance
KDP reaffirmed its 2022 guidance for constant currency net sales growth in the low-double-digit range and Adjusted EPS growth in the mid-single-digit range.

Investor Contacts:
Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com

Chethan Mallela
T: 646-620-8761 / chethan.mallela@kdrp.com

Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue approaching $13 billion and approximately 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS, free cash flow and financial measures presented on a constant currency basis, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions, except per share data)	2022	2021	2022	2021
Net sales	$3,622	$3,250	$10,254	$9,292
Cost of sales	1,721	1,415	4,927	4,087
Gross profit	1,901	1,835	5,327	5,205
Selling, general and administrative expenses	1,196	1,040	3,418	3,040
Impairment of intangible assets	311	—	311	—
Gain on litigation settlement	—	—	(299)	—
Other operating income, net	—	—	(35)	(4)
Income from operations	394	795	1,932	2,169
Interest expense	207	116	570	381
Loss on early extinguishment of debt	—	—	217	105
Gain on sale of equity method investment	—	—	(50)	—
Impairment of investments and note receivable	—	—	12	—
Other expense (income), net	4	1	22	(6)
Income before provision for income taxes	183	678	1,161	1,689
Provision for income taxes	4	149	179	387
Net income including non-controlling interest	179	529	982	1,302
Less: Net loss attributable to non-controlling interest	(1)	(1)	(1)	(1)
Net income attributable to KDP	$180	$530	$983	$1,303

Earnings per common share:
Basic	$0.13	$0.37	$0.69	$0.92
Diluted	0.13	0.37	0.69	0.91
Weighted average common shares outstanding:
Basic	1,416.1	1,417.6	1,417.3	1,414.9
Diluted	1,427.2	1,428.5	1,428.8	1,427.5

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in millions, except share and per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$925	$567
Restricted cash and cash equivalents	3	1
Trade accounts receivable, net	1,472	1,148
Inventories	1,438	894
Prepaid expenses and other current assets	487	447
Total current assets	4,325	3,057
Property, plant and equipment, net	2,483	2,494
Investments in unconsolidated affiliates	76	30
Goodwill	20,024	20,182
Other intangible assets, net	23,299	23,856
Other non-current assets	1,196	937
Deferred tax assets	37	42
Total assets	$51,440	$50,598
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,284	$4,316
Accrued expenses	1,129	1,110
Structured payables	145	142
Short-term borrowings and current portion of long-term obligations	—	304
Other current liabilities	675	613
Total current liabilities	7,233	6,485
Long-term obligations	11,561	11,578
Deferred tax liabilities	5,745	5,986
Other non-current liabilities	1,800	1,577
Total liabilities	26,339	25,626
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,416,251,307 and 1,418,119,197 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	21,730	21,785
Retained earnings	3,367	3,199
Accumulated other comprehensive loss	(9)	(26)
Total stockholders' equity	25,102	24,972
Non-controlling interest	(1)	—
Total equity	25,101	24,972
Total liabilities and stockholders' equity	$51,440	$50,598

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Nine Months
(in millions)	2022	2021
Operating activities:
Net income attributable to KDP	$983	$1,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	301	304
Amortization of intangibles	100	101
Other amortization expense	129	118
Provision for sales returns	38	48
Deferred income taxes	(281)	(21)
Employee stock-based compensation expense	43	68
Loss on early extinguishment of debt	217	105
Gain on sale of equity method investment	(50)	—
Gain on disposal of property, plant and equipment	(38)	(5)
Unrealized loss on foreign currency	22	1
Unrealized loss (gain) on derivatives	387	(94)
Settlements of interest rate contracts	125	—
Equity in losses of unconsolidated affiliates	6	2
Impairment of intangible assets	311	—
Impairment on investments and note receivable of unconsolidated affiliates	12	—
Other, net	22	10
Changes in assets and liabilities:
Trade accounts receivable	(372)	(126)
Inventories	(552)	(210)
Income taxes receivable and payables, net	(106)	(11)
Other current and non-current assets	(380)	(181)
Accounts payable and accrued expenses	1,014	536
Other current and non-current liabilities	167	(15)
Net change in operating assets and liabilities	(229)	(7)
Net cash provided by operating activities	2,098	1,933
Investing activities:
Proceeds from sale of investment in unconsolidated affiliates	50	—
Purchases of property, plant and equipment	(260)	(325)
Proceeds from sales of property, plant and equipment	79	18
Purchases of intangibles	(19)	(31)
Issuance of related party note receivable	(18)	(17)
Investments in unconsolidated affiliates	(48)	—
Other, net	3	5
Net cash used in investing activities	(213)	(350)
Financing activities:
Proceeds from issuance of Notes	3,000	2,150
Repayments of Notes	(3,365)	(3,595)
Proceeds from issuance of commercial paper	500	4,756
Repayments of commercial paper	(649)	(3,758)
Repayments of 2019 KDP Term Loan	—	(425)
Proceeds from structured payables	114	112
Repayments of structured payables	(111)	(123)
Cash dividends paid	(796)	(687)
Repurchases of common stock	(88)	—
Proceeds from issuance of common stock	—	140
Tax withholdings related to net share settlements	(10)	(125)
Payments on finance leases	(65)	(40)
Other, net	(45)	(35)
Net cash used in financing activities	(1,515)	(1,630)
Cash, cash equivalents, and restricted cash and cash equivalents:
Net change from operating, investing and financing activities	370	(47)
Effect of exchange rate changes	(10)	(5)
Beginning balance	568	255
Ending balance	$928	$203

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions)	2022	2021	2022	2021
Net Sales
Coffee Systems	$1,209	$1,155	$3,497	$3,398
Packaged Beverages	1,756	1,547	4,925	4,352
Beverage Concentrates	459	392	1,278	1,095
Latin America Beverages	198	156	554	447
Total net sales	$3,622	$3,250	$10,254	$9,292

Income from Operations
Coffee Systems	$295	$365	$878	$1,088
Packaged Beverages	10	291	728	731
Beverage Concentrates	347	287	915	780
Latin America Beverages	39	37	114	95
Unallocated corporate costs	(297)	(185)	(703)	(525)
Total income from operations	$394	$795	$1,932	$2,169

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the third quarter and first nine months of 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; (vi) the gain on the sale of our investment in BodyArmor as a result of the settlement of the associated holdback liability; (vii) the gain on the settlement of our prior litigation with BodyArmor, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results; (viii) losses recognized with respect to our equity method investment in Bedford as a result of funding our share of their wind-down costs; (ix) transaction costs for significant business combinations (completed or abandoned) excluding the DPS Merger; (x) foundational projects, which are transformative and non-recurring in nature; and (xi) impairment recognized on the Bai brand.
For the third quarter and first nine months of 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; and (vi) gains from insurance recoveries related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
Costs related to significant non-routine legal matters relate to the antitrust litigation. Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic.
We believe removing these costs reflects how management views our business results on a consistent basis.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the third quarter and first nine months of 2022 and 2021, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Impairment of intangible assets	Income from operations	Operating margin
For the Third Quarter of 2022
Reported	$1,721	$1,901	52.5%	$1,196	$311	$394	10.9%
Items Affecting Comparability:
Mark to market	(51)	51		(55)	—	106
Amortization of intangibles	—	—		(33)	—	33
Stock compensation	—	—		(5)	—	5
Restructuring and integration costs	—	—		(33)	—	33
Productivity	(30)	30		(27)	—	57
Impairment of intangible assets	—	—		—	(311)	311
Non-routine legal matters	—	—		(2)	—	2
COVID-19	(3)	3		(2)	—	5
Foundational projects	—	—		(1)	—	1
Adjusted	$1,637	$1,985	54.8%	$1,038	$—	$947	26.1%
Impact of foreign currency			(0.1)%				—%
Constant currency adjusted			54.7%				26.1%

For the Third Quarter of 2021
Reported	$1,415	$1,835	56.5%	$1,040	$—	$795	24.5%
Items Affecting Comparability:
Mark to market	27	(27)		(18)	—	(9)
Amortization of intangibles	—	—		(34)	—	34
Stock compensation	—	—		(3)	—	3
Restructuring and integration costs	—	—		(53)	—	53
Productivity	(21)	21		(23)	—	44
Non-routine legal matters	—	—		(7)	—	7
COVID-19	(3)	3		(1)	—	4
Transaction costs	—	—		(1)	—	1
Malware incident	—	—		1	—	(1)
Adjusted	$1,418	$1,832	56.4%	$901	$—	$931	28.6%

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Third Quarter of 2022
Reported	$207	$4	$183	$4	2.2%	$180	$0.13
Items Affecting Comparability:
Mark to market	(113)	2	217	54		163	0.11
Amortization of intangibles	—	—	33	8		25	0.02
Amortization of fair value debt adjustment	(5)	—	5	1		4	—
Stock compensation	—	—	5	2		3	—
Restructuring and integration costs	—	—	33	8		25	0.02
Productivity	—	—	57	10		47	0.03
Impairment of intangible assets	—	—	311	77		234	0.16
Non-routine legal matters	—	—	2	—		2	—
COVID-19	—	—	5	1		4	—
Foundational projects	—	—	1	1		—	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	31		(31)	(0.02)
Adjusted	$89	$6	$852	$197	23.1%	$656	$0.46
Impact of foreign currency					—%
Constant currency adjusted					23.1%

For the Third Quarter of 2021
Reported	$116	$1	$678	$149	22.0%	$530	$0.37
Items Affecting Comparability:
Mark to market	—	—	(9)	(3)		(6)	—
Amortization of intangibles	—	—	34	9		25	0.02
Amortization of deferred financing costs	(2)	—	2	2		—	—
Amortization of fair value of debt adjustment	(4)	—	4	1		3	—
Stock compensation	—	—	3	—		3	—
Restructuring and integration costs	—	—	53	13		40	0.03
Productivity	—	—	44	11		33	0.02
Loss on early extinguishment of debt	—	—	—	(1)		1	—
Non-routine legal matters	—	—	7	2		5	—
COVID-19	—	—	4	1		3	—
Transaction costs	—	—	1	—		1	—
Malware incident	—	—	(1)	(1)		—	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	7		(7)	—
Adjusted	$110	$1	$820	$190	23.2%	$631	$0.44

Change - adjusted	(19.1)%					4.0%	4.5%
Impact of foreign currency	—%					0.3%	—%
Change - constant currency adjusted	(19.1)%					4.3%	4.5%

Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Impairment of intangible assets	Gain on litigation settlement	Other operating income, net	Income from operations	Operating margin
For the First Nine Months of 2022
Reported	$4,927	$5,327	52.0%	$3,418	$311	$(299)	$(35)	$1,932	18.8%
Items Affecting Comparability:
Mark to market	(130)	130		(29)	—	—	—	159
Amortization of intangibles	—	—		(100)	—	—	—	100
Stock compensation	—	—		(3)	—	—	—	3
Restructuring and integration costs	—	—		(89)	—	—	(2)	91
Productivity	(86)	86		(73)	—	—	—	159
Impairment of intangible assets	—	—		—	(311)	—	—	311
Non-routine legal matters	—	—		(9)	—	—	—	9
COVID-19	(10)	10		(4)	—	—	—	14
Gain on litigation	—	—		—	—	271	—	(271)
Transaction costs	—	—		(1)	—	—	—	1
Foundational projects	—	—		(3)	—	—	—	3
Adjusted	$4,701	$5,553	54.2%	$3,107	$—	$(28)	$(37)	$2,511	24.5%
Impact of foreign currency			(0.1)%						—%
Constant currency adjusted			54.1%						24.5%

For the First Nine Months of 2021
Reported	$4,087	$5,205	56.0%	$3,040	$—	$—	$(4)	$2,169	23.3%
Items Affecting Comparability:
Mark to market	53	(53)		32	—	—	—	(85)
Amortization of intangibles	—	—		(101)	—	—	—	101
Stock compensation	—	—		(14)	—	—	—	14
Restructuring and integration costs	—	—		(145)	—	—	—	145
Productivity	(43)	43		(72)	—	—	—	115
Non-routine legal matters	—	—		(23)	—	—	—	23
COVID-19	(22)	22		(9)	—	—	—	31
Transaction costs	—	—		(1)	—	—	—	1
Malware incident	—	—		3	—	—	—	(3)
Adjusted	$4,075	$5,217	56.1%	$2,710	$—	$—	$(4)	$2,511	27.0%

Refer to page A-12 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Nine Months of 2022
Reported	$570	$217	$(50)	$12	$22	$1,161	$179	15.4%	$983	$0.69
Items Affecting Comparability:
Mark to market	(247)	—	—	—	—	406	101		305	0.21
Amortization of intangibles	—	—	—	—	—	100	25		75	0.05
Amortization of deferred financing costs	(2)	—	—	—	—	2	—		2	—
Amortization of fair value debt adjustment	(14)	—	—	—	—	14	3		11	0.01
Stock compensation	—	—	—	—	—	3	(1)		4	—
Restructuring and integration costs	—	—	—	—	—	91	22		69	0.05
Productivity	—	—	—	—	—	159	32		127	0.09
Impairment of intangible assets	—	—	—	—	—	311	77		234	0.16
Impairment of investment	—	—	—	(12)		12	—		12	0.01
Loss on early extinguishment of debt	—	(217)	—	—	—	217	54		163	0.11
Non-routine legal matters	—	—	—	—	—	9	2		7	—
COVID-19	—	—	—	—	—	14	3		11	0.01
Gain on litigation	—	—	—	—	—	(271)	(68)		(203)	(0.14)
Gain on sale of equity-method investment	—	—	50	—	—	(50)	(12)		(38)	(0.03)
Transaction costs	—	—	—	—	—	1	—		1	—
Foundational projects	—	—	—	—	—	3	1		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	81		(81)	(0.06)
Adjusted	$307	$—	$—	$—	$22	$2,182	$499	22.9%	$1,684	$1.18
Impact of foreign currency								—%
Constant currency adjusted								22.9%

Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Nine Months of 2021
Reported	$381	$105	$—	$—	$(6)	$1,689	$387	22.9%	$1,303	$0.91
Items Affecting Comparability:
Mark to market	7	—	—	—	—	(92)	(23)		(69)	(0.05)
Amortization of intangibles	—	—	—	—	—	101	26		75	0.05
Amortization of deferred financing costs	(6)	—	—	—	—	6	2		4	—
Amortization of fair value of debt adjustment	(14)	—	—	—	—	14	3		11	0.01
Stock compensation	—	—	—	—	—	14	14		—	—
Restructuring and integration costs	—	—	—	—	—	145	35		110	0.08
Productivity	—	—	—	—	—	115	29		86	0.06
Loss on early extinguishment of debt	—	(105)	—	—	—	105	24		81	0.06
Non-routine legal matters	—	—	—	—	—	23	5		18	0.01
COVID-19	—	—	—	—	—	31	8		23	0.02
Transaction costs	—	—	—	—	—	1	—		1	—
Malware incident	—	—	—	—	—	(3)	(1)		(2)	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	1		(1)	—
Adjusted	$368	$—	$—	$—	$(6)	$2,149	$510	23.7%	$1,640	$1.15

Change - adjusted	(16.6)%								2.7%	2.6%
Impact of foreign currency	—%								0.3%	—%
Change - Constant currency adjusted	(16.6)%								3.0%	2.6%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the third quarter of 2022:
Income from operations
Coffee Systems	$295	$48	$343
Packaged Beverages	10	330	340
Beverage Concentrates	347	3	350
Latin America Beverages	39	2	41
Unallocated corporate costs	(297)	170	(127)
Total income from operations	$394	$553	$947

For the third quarter of 2021:
Income from operations
Coffee Systems	$365	$43	$408
Packaged Beverages	291	24	315
Beverage Concentrates	287	3	290
Latin America Beverages	37	—	37
Unallocated corporate costs	(185)	66	(119)
Total income from operations	$795	$136	$931

	Reported	Impact of Foreign Currency	Constant Currency
For the third quarter of 2022:
Net sales
Coffee Systems	4.7%	0.5%	5.2%
Packaged Beverages	13.5%	0.1	13.6
Beverage Concentrates	17.1%	0.2	17.3
Latin America Beverages	26.9%	1.9	28.8
Total net sales	11.4%	0.4	11.8

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the third quarter of 2022:
Income from operations
Coffee Systems	(15.9)%	0.2%	(15.7)%
Packaged Beverages	7.9	—	7.9
Beverage Concentrates	20.7	0.3	21.0
Latin America Beverages	10.8	2.7	13.5
Total income from operations	1.7	0.3	2.0

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the third quarter of 2022:
Operating margin
Coffee Systems	24.4%	4.0%	28.4%	(0.1)%	28.3%
Packaged Beverages	0.6	18.8	19.4	—	19.4
Beverage Concentrates	75.6	0.7	76.3	—	76.3
Latin America Beverages	19.7	1.0	20.7	0.2	20.9
Total operating margin	10.9	15.2	26.1	—	26.1

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the first nine months of 2022:
Income from operations
Coffee Systems	$878	$153	$1,031
Packaged Beverages	728	94	822
Beverage Concentrates	915	9	924
Latin America Beverages	114	3	117
Unallocated corporate costs	(703)	320	(383)
Total income from operations	$1,932	$579	$2,511

For the first nine months of 2021:
Income from operations
Coffee Systems	$1,088	$145	$1,233
Packaged Beverages	731	74	805
Beverage Concentrates	780	6	786
Latin America Beverages	95	2	97
Unallocated corporate costs	(525)	115	(410)
Total income from operations	$2,169	$342	$2,511

	Reported	Impact of Foreign Currency	Constant Currency
For the first nine months of 2022:
Net sales
Coffee Systems	2.9%	0.4%	3.3%
Packaged Beverages	13.2	—	13.2
Beverage Concentrates	16.7	0.2	16.9
Latin America Beverages	23.9	0.9	24.8
Total net sales	10.4	0.2	10.6

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first nine months of 2022:
Income from operations
Coffee Systems	(16.4)%	0.2%	(16.2)%
Packaged Beverages	2.1	—	2.1
Beverage Concentrates	17.6	0.2	17.8
Latin America Beverages	20.6	1.0	21.6
Total income from operations	—	0.2	0.2

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first nine months of 2022:
Operating margin
Coffee Systems	25.1%	4.4%	29.5%	(0.1)%	29.4%
Packaged Beverages	14.8	1.9	16.7	—	16.7
Beverage Concentrates	71.6	0.7	72.3	—	72.3
Latin America Beverages	20.6	0.5	21.1	—	21.1
Total operating margin	18.8	5.7	24.5	—	24.5

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$1,826
Interest expense	689
Provision for income taxes	445
Other expense (income), net	26
Depreciation expense	407
Other amortization	175
Amortization of intangibles	133
EBITDA	$3,701
Items affecting comparability:
Gain on sale of equity-method investment	$(574)
Gain on litigation settlement	(271)
Loss on early extinguishment of debt	217
Impairment of intangible assets	311
Impairment of investments and note receivable	29
Restructuring and integration expenses	145
Productivity	177
Non-routine legal matters	16
Stock compensation	7
COVID-19	20
Transaction costs	2
Malware incident	1
Foundational projects	3
Mark to market	187
Adjusted EBITDA	$3,971

September 30,
2022
Principal amounts of senior unsecured notes	$11,743
Less: Cash and cash equivalents	925
Total principal amounts less cash and cash equivalents	$10,818

September 30, 2022 Management Leverage Ratio	2.7

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	FOURTH QUARTER OF 2021	FIRST NINE MONTHS OF 2022	LAST TWELVE MONTHS
Net income attributable to KDP	$843	$983	$1,826
Interest expense	119	570	689
Provision for income taxes	266	179	445
Other expense (income), net	4	22	26
Depreciation expense	106	301	407
Other amortization	46	129	175
Amortization of intangibles	33	100	133
EBITDA	$1,417	$2,284	$3,701
Items affecting comparability:
Gain on sale of equity-method investment	$(524)	$(50)	$(574)
Gain on litigation settlement	—	(271)	(271)
Loss on early extinguishment of debt	—	217	217
Impairment of intangible assets	—	311	311
Impairment on investments and note receivable	17	12	29
Restructuring and integration expenses	57	88	145
Productivity	40	137	177
Nonroutine legal matters	7	9	16
Stock compensation	4	3	7
COVID-19	6	14	20
Transaction costs	1	1	2
Foundational projects	—	3	3
Malware incident	1	—	1
Mark to market	28	159	187
Adjusted EBITDA	$1,054	$2,917	$3,971

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first nine months of 2022 and 2021, there were no certain items excluded for comparison to prior year periods.

	First Nine Months
(in millions)	2022	2021
Net cash provided by operating activities	$2,098	$1,933
Purchases of property, plant and equipment	(260)	(325)
Proceeds from sales of property, plant and equipment	79	18
Free Cash Flow	$1,917	$1,626

KEURIG DR PEPPER INC.
RECONCILIATION OF SIGNIFICANT COVID-19 RELATED EXPENSES
(UNAUDITED)
The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and are excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Affecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Allowances for Expected Credit Losses(4)	Total
For the third quarter of 2022
Coffee Systems	$—	$3	$—	$3
Packaged Beverages	1	1	—	2
Beverage Concentrates	—	—	—	—
Latin America Beverages	—	—	—	—
Total	$1	$4	$—	$5

For the third quarter of 2021
Coffee Systems	$1	$1	$—	$2
Packaged Beverages	1	1	—	2
Beverage Concentrates	—	—	—	—
Latin America Beverages	—	—	—	—
Total	$2	$2	$—	$4

For the first nine months of 2022:
Coffee Systems	$1	$6	$—	$7
Packaged Beverages	3	3	—	6
Beverage Concentrates	—	—	—	—
Latin America Beverages	—	1	—	1
Total	$4	$10	$—	$14

For the first nine months of 2021:
Coffee Systems	$3	$14	$(2)	$15
Packaged Beverages	7	6	(8)	5
Beverage Concentrates	—	—	(3)	(3)
Latin America Beverages	—	1	—	1
Total	$10	$21	$(13)	$18

(1)Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.
(2)Primarily included incremental benefits provided to frontline workers such as extended sick leave, in order to maintain essential operations during the COVID-19 pandemic.
(3)Included costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.
(4)Reflects reversal of allowances initially recorded in 2020 specifically related to the COVID-19 pandemic, driven by improving economic conditions during 2021.